EXHIBIT 23.1

                        CONSENT OF DELOITTE & TOUCHE LLP


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                      [Letterhead of Deloitte & Touche LLP]



INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Alaska Pacific Bankshares, Inc. on Form SB-2 of our report dated February 19, 1999, related to the financial statements of Alaska Federal Savings Bank as of December 31, 1998 and 1997, and for the years then ended, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the headings "Selected Financial Information," "Legal and Tax Opinions," and "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP
-------------------------
DELOITTE & TOUCHE LLP



Anchorage, Alaska
March 22, 1999